Exhibit 99.1

B&G Foods Announces Tax Treatment of 2005 EIS Distributions

Parsippany, N.J., January 30, 2006—B&G Foods, Inc. (AMEX: BGF), a manufacturer and distributor of high quality, shelf-stable foods, today explained the tax treatment of its 2005 cash payments on its Enhanced Income Securities (EISs).

Each EIS (CUSIP # 05508R 20 5) is comprised of one share of Class A common stock (CUSIP # 05508R 10 6) and $7.15 principal amount of 12% senior subordinated notes due 2016 (CUSIP # 05508R AB 2).  In 2005, the Company distributed $0.8224 per EIS as a distribution on the Class A common stock represented thereby and $0.8961 per EIS as a distribution of interest on the principal amount of senior subordinated notes represented thereby.

Based on U.S. federal income tax laws, the Company has determined that of the portion of the 2005 EIS distributions attributable to the Class A common stock, $0.0300 per EIS will be treated as an ordinary taxable dividend on the Class A common stock and $0.7924 per EIS will be treated as a return of capital on the Class A common stock.  EIS holders are urged to check their 2005 tax statements received from brokerage firms in order to ensure that the cash distribution information reported on such statements conforms to the information reported herein.  EIS holders are also urged to consult their own tax advisors to determine their individual tax treatment.  Generally, the portion of the distribution on the Class A common stock that is treated as a nontaxable return of capital should reduce the tax basis in the shares of Class A common stock represented by the EISs.

The tables below summarize the tax treatment of the Company’s 2005 EIS cash distributions attributable to the Class A common stock and the senior subordinated notes represented thereby:

2005 Cash Distribution Tax Reporting Information Per Enhanced Income Security (EIS)

B&G Foods, Inc.

Class A common stock

CUSIP #  05508R 10 6

Each share of Class A common stock is represented by an EIS (CUSIP # 05508R 20 5)

Declaration Date	Quarterly Dividend Payment Period	Record Date	Payment Date	Total Per Share Distribution	2005 Ordinary Taxable Dividend	2005 Return of Capital
12/24/2004	10/14/2004 to 1/1/2005	12/31/2004	1/31/2005	$0.1864	$0.0069	$0.1795
3/8/2005	1/2/2005 to 4/2/2005	3/31/2005	5/2/2005	$0.2120	$0.0077	$0.2043
5/17/2005	4/3/2005 to 7/2/2005	6/30/2005	8/1/2005	$0.2120	$0.0077	$0.2043
8/16/2005	7/3/2005 to 10/1/2005	9/30/2005	10/31/2005	$0.2120	$0.0077	$0.2043

2005 Totals				$0.8224	$0.0300	$0.7924

B&G Foods, Inc.

12% senior subordinated notes due 2016

CUSIP #  05508R AB 2

Each $7.15 principal amount of senior subordinated notes is represented by an EIS (CUSIP # 05508R 20 5)

Quarterly Interest Payment Period	Record Date	Payment Date	Total Interest Distribution per $7.15 Principal Amount	2005 Ordinary Interest Income
10/14/2004 to 1/29/2005	12/31/2004	1/31/2005	$0.2526	$0.2526
1/30/2005 to 5/1/2005	3/31/2005	5/2/2005	$0.2145	$0.2145
5/2/2005 to 7/31/2005	6/30/2005	8/1/2005	$0.2145	$0.2145
8/1/2005 to 10/30/2005	9/30/2005	10/31/2005	$0.2145	$0.2145

2005 Totals			$0.8961	$0.8961

About B&G Foods, Inc.

B&G Foods and its subsidiaries manufacture, sell and distribute a diversified portfolio of high-quality, shelf-stable foods across the United States, Canada and Puerto Rico. B&G Foods’ products include pickles and peppers, jams, jellies and fruit spreads, canned meats and beans, spices, seasonings, marinades, hot sauces, wine vinegar, maple syrup, salad dressings, Mexican-style sauces, taco shells and kits, salsas and other specialty food products.  B&G Foods competes in the retail grocery, food service, specialty store, private label, club and mass merchandiser channels of distribution. Based in Parsippany, New Jersey, B&G Foods’ products are marketed under many recognized brands, including Ac’cent, B&G, B&M, Brer Rabbit, Emeril’s, Grandma’s Molasses, Joan of Arc, Las Palmas, Maple Grove Farms of Vermont, Ortega, Polaner, Red Devil, Regina, San Del, Ac’cent Sa-Son, Trappey’s, Underwood, Up Country Organics, Vermont Maid and Wright’s.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.”   Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission.

Contacts:

Investor Relations: ICR, Inc. Don Duffy 866-211-8151	Media Relations: ICR, Inc. John Flanagan 203-682-8222